Exhibit 21.1

SUBSIDIARIES OF PREMIERWEST BANCORP

Subsidiary of PremierWest Bancorp Subsidiaries of PremierWest Bank	PremierWest Bank Premier Finance Company PremierWest Investment Services, Inc. Blue Star Properties, Inc.